As filed with the Securities and Exchange Commission on September 1, 2006	Registration No. 333-129408

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 5
TO
FORM SB-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CARBIZ INC.
(Name of small business issuer in its charter)

Ontario, Canada	7372	Not Applicable
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

7405 North Tamiami Trail
Sarasota, Florida 34243
(941) 952-9255
(Address and telephone number of principal executive offices)

7405 North Tamiami Trail
Sarasota, Florida 34243
(941) 952-9255
(Address of principal place of business or intended principal place of business)

William Guerrant, Esq.
Hill, Ward & Henderson P.A.
101 East Kennedy Blvd.
Suite 3700
Tampa, Florida 33602
(813) 221-3900
(Name, address and telephone number of agent for service)

Copies to:

Thomas M. Rose	Scott Reeves
Troutman Sanders LLP	TingleMerrett LLP
222 Central Park Avenue	1250 Standard Life Building
Suite 2000	639 – 5th Avenue S.W.
Virginia Beach, Virginia 23462	Calgary, Alberta T2P 0M9
(757) 687-7715	Canada
(403) 571-8002

          Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to
Rule 415 under the Securities Act, check the following box.[X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration
statement for the same offering.[   ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.[   ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[   ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[   ]

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

          Carbiz Inc. previously filed registration statement No. 333-129408 on November 2, 2005 (the “Registration Statement”), an amendment to the Registration Statement on March 8, 2006 (“Amendment No.1”), an amendment to Amendment No.1 on June 30, 2006 (“Amendment No.2”), an amendment to Amendment No.2 on August 11, 2006 (“Amendment No.3”) and an amendment to Amendment No.3 on September 1, 2006 (“Amendment No.4”) to register 52,536,167 common shares by certain selling shareholders. This pre-effective amendment further amends Amendment No.4 solely to amend the undertakings contained in Part II therein.

PART II

Information Not Required in Prospectus

Item 24. Indemnification of Directors and Officers.

          Subject to the limitations contained in the Business Corporation Act (Ontario), our bylaws provide that our directors and officers, former directors or officers, or a person who acts or acted at our request as a director or officer of another body corporate of which we are or were a shareholder or creditor, and all of their heirs and legal representatives, shall be indemnified against all costs, charges and expenses reasonably incurred by such persons in connection with the defense of any civil, criminal or administrative action or proceeding to which they are made a party by reason of being or having held such positions, provided that the person seeking indemnity:

  acted honestly and in good faith with a view to our best interests; and
  in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful.

provided, however, that nothing in the bylaws relieves any director or officer from the duty to act in accordance with the Business Corporation Act (Ontario) and the regulations thereunder or from liability for any breach thereof.

Item 25. Other Expenses of Issuance and Distribution.

          The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale of the common shares being registered hereby. All amounts are estimates. No portion of these expenses will be paid by the selling shareholders.

Item	Amount

Registration Fees	$2,000

Legal fees and expenses	$100,000

Accounting fees and expenses	$120,000

Printing and engraving expenses	$1,000

Miscellaneous expenses	$2,000

Total	$225,000

Item 26. Recent Sales of Unregistered Securities.

          The following is a summary of the transactions by Carbiz during the last three years involving sales of our securities that were not registered under the Securities Act of 1933.

          On April 6, 2006, we completed a non-brokered private placement to Jon Kochevar of Cdn$23,238 principal amount 5% convertible debentures. Prior to the maturity date, the debenture converts automatically upon the quotation of our common shares for trading on the Over-The-Counter Bulletin Board and the delisting of our common shares for trading on the TSX Venture Exchange. The debenture converts into units, with each unit comprised of one common share, one class A common share purchase warrant and one-half of one class B common share purchase warrant, at a price of Cdn$0.12 per unit. Each class A common share purchase warrant may be exercised through April 6, 2011 for one common share at an exercise price of Cdn$0.12 per common share. Each whole class B common share purchase warrant may be exercised through April 6, 2011 for one common share at an exercise price of Cdn$0.12 per common share. The maturity date for the debentures is October 6, 2006, and interest immediately accrues on the debentures. All of the proceeds from this private placement were used to repay the principal and accrued interest on a debenture that matured on April 6, 2006, because the debenture holder would not extend the maturity date of his debenture until October 6, 2006. The debenture in this private placement were issued in reliance upon the exemption from registration available under Rule 506 of Regulation D promulgated under the Securities Act of 1933, because such purchaser was an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act of 1933.

          On October 6, 2005, we completed a non-brokered private placement involving two non-U.S. purchasers and two U.S. purchasers of Cdn$809,119.94 principal amount 5% convertible debentures. The non-U.S. purchasers acquired Cdn$747,398.94 in debentures, and the U.S. purchasers acquired Cdn$61,721 in debentures. Prior to the maturity date, the debentures convert automatically upon the quotation of our common shares for trading on the Over-The-Counter Bulletin Board and the delisting of our common shares for trading on the TSX Venture Exchange. The debentures convert into units, with each unit comprised of one common share, one class A common share purchase warrant and one-half of one class B common share purchase warrant, at a price of Cdn$0.15 per unit. Each class A common share purchase warrant may be exercised through October 6, 2010 for one common share at an exercise price of Cdn$0.15 per common share. Each whole class B common share purchase warrant may be exercised through October 6, 2010 for one common share at an exercise price of Cdn$0.15 per common share. The maturity date for the debentures is April 6, 2006, and interest immediately accrues on the debentures. All of the proceeds from this private placement were used to repay the principal and accrued interest on certain other debentures that matured on October 6, 2005, because the debenture holders would not extend the maturity date of those debentures until April 6, 2006. The debentures in this private placement were issued to the non-U.S. and U.S. purchasers in reliance upon the exemption from registration available under Rule 506 of Regulation D promulgated under the Securities Act of 1933, because such purchasers were each an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act of 1933.

          As a result of not achieving quotation of our common shares on the Over-The-Counter Bulletin Board by April 6, 2006 and not having sufficient cash on hand to repay the debentures, we negotiated with our debenture holders for an extension of the maturity date until October 6, 2006 in order to allow us additional time to achieve quotation of our common shares for trading on the Over-The-Counter Bulletin Board and delist our common shares from trading on the TSX Venture Exchange. In exchange for the extension of the maturity date, we offered to lower the conversion rate of the debentures to Cdn$0.12 per unit and the exercise price for each of the class A common share purchase warrants and the class B common share purchase warrants to Cdn$0.12. One holder of Cdn$25,150 principal amount of our debentures sought to be paid the principal and interest on his debenture, while the remaining debenture holders agreed to the extension of the maturity date. Because no commission or other remuneration was paid or given related to the amendments to the debentures and the debentures remained in the possession of our existing debenture holders, the amendments to the outstanding debentures were made in reliance upon the exemption from registration available under Section 3(a)(9) of the Securities Act of 1933.

          On July 29, 2005, we completed a non-brokered private placement of a $150,000 principal amount promissory note that bears interest at a rate of 17.7% with a U.S. purchaser and a non-U.S. purchaser. The promissory note was issued to the U.S. purchaser in reliance upon the exemption from registration available under Section 4(2) under the Securities Act of 1933. The promissory note was issued to the non-U.S. purchaser in reliance upon the exclusion from registration available under Regulation S promulgated under the Securities Act of 1933.

          On December 14, 2004, we granted an aggregate of 637,891 options under our stock option plan to our directors and officers which are exercisable into common shares upon payment of Cdn$0.20 per share. These options expire on December 14, 2009. Options to purchase 319,012 common shares were granted to three of our directors and officers located inside the United States, with the aggregate sales price for such options being Cdn$63,802.40, and options to purchase 318,879 common shares were granted to three of our directors and officers located outside the United States. The options were granted to our directors and officers located inside the United States in reliance upon the exemption from registration available under Rule 701 promulgated under the Securities Act of 1933 as such options were granted pursuant to a compensatory benefit plan, and to our directors and officers located outside the United States in reliance upon the exclusion from registration available under Regulation S promulgated under the Securities Act of 1933. The aggregate sales price for options granted in the United States in reliance upon Rule 701 promulgated under the Securities Act during the twelve months prior to and including the options granted on this date was Cdn$411,232.40.

          On October 12, 2004, we completed a brokered private placement of 5% convertible debentures involving 27 purchasers for net proceeds of Cdn$1,614,030. The debentures were to convert automatically upon the quotation of our common shares for trading on the Over-The-Counter Bulletin Board and the delisting of our common shares from trading on the TSX Venture Exchange. The debentures were to convert into units, with each unit comprised of one common share, one class A common share purchase warrant and one-half of one class B common share purchase warrant, at a price of Cdn$0.22 per unit. Each class A common share purchase warrant was to be exercisable through October 12, 2009 for one common share at an exercise price of Cdn$0.23 per common share. Each whole class B common share purchase warrant was to be exercisable through October 12, 2009 for one common share at an exercise price of Cdn$0.30 per common share. Interest did not accrue on the debentures until May 1, 2005. If the conditions necessary for the conversion of these debentures were not met by October 6, 2005, the debentures matured and the principal and accrued interest would be due and payable in full on that date.

          As a result of not achieving quotation of our common shares on the Over-The-Counter Bulletin Board by October 6, 2005 and not having sufficient cash on hand to repay the debentures, we negotiated with our debenture holders for an extension of the maturity date until April 6, 2006 in order to allow us additional time to achieve quotation of our common shares for trading on the Over-The-Counter Bulletin Board and delist our common shares from trading on the TSX Venture Exchange. In exchange for the extension of the maturity date, we offered to lower the conversion rate of the debentures to Cdn$0.15 per unit and the exercise price for each of the class A common share purchase warrants and the class B common share purchase warrants to Cdn$0.15. The holders of Cdn$846,297.50 principal amount of our debentures sought to be paid the principal and interest on their debentures, while the remaining debenture holders agreed to the extension of the maturity date.

          In consideration for the services provided by an agent related to the private placement on October 12, 2004, the agent received a cash commission equal to 10% of the gross proceeds raised by the agent, which totaled $61,974. The agent is also entitled to receive a cash fee equal to 2% of the gross proceeds from the subsequent exercise within twelve months from the date the debentures are converted of any class A common share purchase warrants or class B common share purchase warrants that were issued upon conversion of debentures placed by the agent. In addition, the agent will receive that number of units that is equal to 10% of the number of units to be issued on the date the debentures are converted with respect to debentures placed by the agent. Each unit shall consist of one first common share purchase warrant and one second common share purchase warrant. Each first common share purchase warrant may be exercised to acquire one common share at a price of Cdn$0.22 per share on or before the date that is five years from the date the debentures are converted into units. Each second common share purchase warrant may be exercised to acquire one common share at a price of Cdn$0.23 per share on or before the date that is five years from the date the debentures are converted into units.

          The securities were issued to the purchasers and the agent in reliance upon the exemption from registration available under Rule 506 of Regulation D promulgated under the Securities Act of 1933, because such persons were each an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act of 1933. Because no commission or other remuneration was paid or given related to the amendments to the debentures and the debentures remained in the possession of our existing debenture holders, the amendments to the outstanding debentures were made in reliance upon the exemption from registration available under Section 3(a)(9) of the Securities Act of 1933.

          On September 16, 2004, we completed a non-brokered private placement involving two purchasers of 91,000 units at a purchase price of Cdn$0.30 per unit for gross proceeds of Cdn$27,300. Each unit consists of one common share and one common share purchase warrant, with each common share purchase warrant exercisable for one common share until September 16, 2005 upon payment by the holder of Cdn$0.30 per common share. The common shares and the common share purchase warrants were issued to the U.S. purchasers in reliance upon the exemption from registration available under Rule 506 of Regulation D promulgated under the Securities Act of 1933, because such purchasers were each an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act of 1933.

          On August 16, 2004, we completed a non-brokered private placement of 10% convertible debentures involving two purchasers pursuant to which a total of Cdn$332,693 principal amount of debentures were issued. The debentures matured in March 2005 with both principal and interest being convertible into our common shares. The principal is convertible at a price per share equal to the closing price of our shares on the TSX Venture Exchange on the day prior to conversion or the price of any financing completed by us prior to the maturity date, subject to a minimum conversion price of Cdn$0.22 per share. The interest is convertible on the maturity date at a price per share equal to the closing price of our shares on the TSX Venture Exchange on the day prior to the maturity date, subject to a minimum conversion price of Cdn$0.22 per share. The debentures were issued to the U.S. purchasers in reliance upon the exemption from registration available under Rule 506 of Regulation D promulgated under the Securities Act of 1933, because such purchasers were each an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act of 1933.

          On July 9, 2004, we completed a brokered private placement involving 11 U.S. purchasers and one non-U.S. purchaser of 602,431 units at a purchase price of Cdn$0.30 per unit for gross proceeds of Cdn$180,729. The U.S. purchasers acquired 380,764 units, and the non-U.S. purchaser acquired 221,667 units. Each unit consists of one common share and one common share purchase warrant, with each common share purchase warrant exercisable for one common share until July 9, 2005 upon payment by the holder of Cdn$0.30 per common share. The agents involved in the private placement were issued 302,387 common share purchase warrants, with each common share purchase warrant exercisable for one common share until July 9, 2006 upon payment by the holder of Cdn$0.30 per common share. The common shares and the common share purchase warrants were issued to the non-U.S. purchaser in reliance upon the exclusion from registration available under Regulation S promulgated under the Securities Act of 1933, because such purchaser was located outside the United States. The common shares and the common share purchase warrants were issued to the U.S. purchasers and the agents in reliance upon the exemption from registration available under Rule 506 of Regulation D promulgated under the Securities Act of 1933, because such persons were each an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act of 1933.

          On July 9, 2004, we issued 75,456 common share purchase warrants to Paul Henley in consideration for consulting services rendered to us. Each common share purchase warrant is exercisable for one common share until July 9, 2006 upon payment by the holder of Cdn$0.30 per common share. The common share purchase warrants were issued to Mr. Henley in reliance upon the exemption from registration available under Rule 506 of Regulation D promulgated under the Securities Act of 1933, because he was an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act of 1933.

          On July 1, 2004, we granted an aggregate of 584,000 options under our stock option plan to our directors and officers which are exercisable into common shares upon payment of Cdn$0.30 per share. These options expire on July 1, 2009. Options to purchase 300,000 common shares were granted to three of our directors and officers located inside the United States, with the aggregate sales price for such options being Cdn$90,000, and options to purchase 284,000 common shares were granted to three of our directors and officers located outside the United States. The options were granted to our directors and officers located inside the United States in reliance upon the exemption from registration available under Rule 701 promulgated under the Securities Act of 1933 as such options were granted pursuant to a compensatory benefit plan, and to our directors and officers located outside the United States in reliance upon the exclusion from registration available under Regulation S promulgated under the Securities Act of 1933. The aggregate sales price for options granted in the United States in reliance upon Rule 701 promulgated under the Securities Act during the twelve months prior to and including the options granted on this date was Cdn$347,430.

          On May 4, 2004, we completed a non-brokered private placement involving eight purchasers of 232,628 units at a purchase price of Cdn$0.30 per unit for gross proceeds of Cdn$69,788. Each unit consists of one common share and one common share purchase warrant, with each common share purchase warrant exercisable into one common share until May 4, 2005 upon payment by the holder of Cdn$0.30 per common share. The common shares and common share purchase warrants were issued to the purchasers in reliance upon the exemption from registration available under Rule 506 of Regulation D promulgated under the Securities Act of 1933, because such purchasers were each an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act of 1933.

          On April 1, 2004, we completed a non-brokered private placement involving nine U.S. purchasers and one non-U.S. purchaser of 1,054,157 units at a purchase price of Cdn$0.30 per unit for gross proceeds of Cdn$316,247. The U.S. purchasers acquired 720,823 units, and the non-U.S. purchaser acquired 333,334 units. Each unit consists of one common share and one common share purchase warrant, with each common share purchase warrant exercisable into one common share until April 1, 2005 upon payment by the holder of Cdn$0.30 per common share. The common shares and the common share purchase warrants were issued to the non-U.S. purchaser in reliance upon the exclusion from registration available under Regulation S promulgated under the Securities Act of 1933, because such purchaser was located outside the United States. The common shares and common share purchase warrants were issued to the U.S. purchasers in reliance upon the exemption from registration available under Rule 506 of Regulation D promulgated under the Securities Act of 1933, because such purchasers were each an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act of 1933.

          On March 31, 2004, we granted an aggregate of 700,000 options under our stock option plan to our directors and officers which are exercisable into common shares upon payment of Cdn$0.30 per share. These options expire on

March 31, 2009. Options to purchase 500,000 common shares were granted to seven of our directors and officers located inside the United States, with the aggregate sales price for such options being Cdn$150,000, and options to purchase 200,000 common shares were granted to two of our directors and officers located outside the United States. The options were granted to our directors and officers located inside the United States in reliance upon the exemption from registration available under Rule 701 promulgated under the Securities Act of 1933 as such options were granted pursuant to a compensatory benefit plan, and to our directors and officers located outside the United States in reliance upon the exclusion from registration available under Regulation S promulgated under the Securities Act of 1933. The aggregate sales price for options granted in the United States in reliance upon Rule 701 promulgated under the Securities Act during the twelve months prior to and including the options granted on this date was Cdn$257,430.

          On December 15, 2003, we granted an aggregate of 745,150 options under our stock option plan to our directors and officers which are exercisable into common shares upon payment of Cdn$0.30 per share. These options expire on December 15, 2008. Options to purchase 358,100 common shares were granted to four of our directors and officers located inside the United States, with the aggregate sales price for such options being Cdn$107,430, and options to purchase 387,050 common shares were granted to four of our directors and officers located outside the United States. The options were granted to our directors and officer located inside the United States in reliance upon the exemption from registration available under Rule 701 promulgated under the Securities Act of 1933 as such options were granted pursuant to a compensatory benefit plan, and to our directors and officers located outside the United States in reliance upon the exclusion from registration available under Regulation S promulgated under the Securities Act of 1933. The aggregate sales price for options granted in the United States in reliance upon Rule 701 promulgated under the Securities Act during the twelve months prior to and including the options granted on this date was Cdn$107,430.

          On November 28, 2003, we granted an aggregate of 200,000 options under our stock option plan to Ross Quigley, who was one of our directors and was located outside the United States, which are exercisable into common shares upon payment of Cdn$0.24 per share. These options expire on November 28, 2008. The options were granted to Mr. Quigley in reliance upon the exclusion from registration available under Regulation S promulgated under the Securities Act of 1933.

          On September 26, 2003, we completed a non-brokered private placement involving 10 U.S. purchasers and 1 non-U.S. purchasers of 1,500,000 units at a purchase price of Cdn$0.10 per unit for gross proceeds of Cdn$150,000. The U.S. purchasers acquired 1,000,000 units, and the non-U.S. purchaser acquired 500,000 units. Each unit consists of one common share and one-half of one common share purchase warrant, with each whole common share purchase warrant exercisable into one common share until September 26, 2004 upon payment by the holder of Cdn$0.12 per common share. The common shares and the common share purchase warrants were issued to the non-U.S. purchaser in reliance upon the exclusion from registration available under Regulation S promulgated under the Securities Act of 1933, because such purchaser was located outside the United States. The common shares and common share purchase warrants were issued to the U.S. purchasers in reliance upon the exemption from registration available under Rule 506 of Regulation D promulgated under the Securities Act of 1933, because such purchasers were each an “accredited investor,” as such term is defined in Regulation D promulgated under the Securities Act of 1933.

Item 27. Exhibits.

EXHIBIT INDEX

The following exhibits are filed as part of this Form SB-2:

Exhibit
Number	Description
3.1(1)	Articles of Incorporation dated March 31, 1998
3.2(1)	Articles of Amendment dated April 15, 1998
3.3(1)	Articles of Amendment dated April 22, 1998
3.4(1)	Articles of Amendment dated September 1, 1999
3.5(1)	Articles of Amendment dated October 30, 2002
3.6(1)	Articles of Amendment dated July 15, 2003
3.7(1)	Bylaw No. 1
3.8(1)	Bylaw No. 2
4.1(1)	Specimen of Common Share Certificate

Exhibit
Number	Description
4.2(1)	Specimen of Preferred Share Certificate
4.3(1)	Form of 5% Convertible Debenture (October 2004)
4.4(1)	Form of Amendment of Debenture Agreement
4.5(1)	Form of 5% Convertible Debenture (October 2005)
4.6(3)	Form of Class A Common Share Purchase Warrant
4.7(3)	Form of Class B Common Share Purchase Warrant
4.8(1)	Form of Agent’s First Common Share Purchase Warrant
4.9(1)	Form of Agent’s Second Common Share Purchase Warrant
4.10(1)	Investors’ Rights Agreement dated October 6, 2004 among Carbiz and certain investors
4.11(1)	Investors’ Rights Agreement dated October 6, 2005 among Carbiz and certain investors
4.12(3)	Form of 5% Convertible Debenture (April 2006)
5.1(2)	Legal Opinion of Harris + Harris LLP
10.1(1)	Management Agreement dated October 12, 1999 between Carbiz and 1043917 Ontario Inc.
10.2(1)	Lease Agreement dated April 1, 2004 between Carbiz and Tony and Julie Katsamakis with respect to premises located in Palmetto, Florida
10.3(1)	Lease Agreement dated October 4, 2003 between Carbiz and Herrig Enterprises L.L.C. with respect to premises located in Sarasota, Florida
10.4(1)	Lease Agreement dated September 22, 2004 between Carbiz Auto Credit Inc. and D.O. & M.G. Investment, Inc. with respect to the premises located in St. Petersburg, Florida
10.5(1)	Lease Agreement dated April 1, 2005 between Carbiz Auto Credit Inc. and Wilfredo and Violeta Quintero with respect to the premises located in Tampa, Florida
10.6(1)	Stock Option Plan
10.7(1)	Form of 5% Convertible Debenture Subscription Agreement (October 2004)
10.8(1)	Placement Agent Agreement dated September 29, 2004 between Carbiz and Innovation Capital, LLC
10.9(1)	First Amendment dated October 12, 2004 to Placement Agent Agreement between Carbiz and Innovation Capital, LLC
10.10(1)	Operating Agreement dated March 16, 2005 of Carbiz Auto Credit JV1, LLC
10.11(1)	Software License Agreement dated March 4, 2005 between Carbiz and Carbiz Auto Credit JV1, LLC
10.12(1)	Promissory Note dated July 29, 2005 issued to Medipac International
10.13(1)	Debenture Instructions
10.14(3)	Debenture Extension
10.15(3)	Asset Sale Agreement dated May 16, 2006 between Carbiz USA, Inc. and Tax Refund Services Inc.
21.1(1)	List of Subsidiaries
23.1(4)	Consent of Deloitte & Touche LLP
23.2	Consent of Harris + Harris LLP (Included as part of Exhibit 5.1)
23.3(4)	Consent of Christopher, Smith, Leonard, Bristow & Stanell, P.A.
24.1	Power of Attorney (Included on the signature pages to the registration statement)
99.1(1)	Form F-X

*	Indicates a management contract or compensatory plan or arrangement
(1)	Previously filed with Form SB-2 on November 2, 2005.
(2)	Previously filed with Form SB-2/A on March 8, 2006.
(3)	Previously filed with Form SB-2/A on June 30, 2006.
(4)	Previously filed with Form SB-2/A on September 1, 2006.

Item 28. Undertakings.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the provisions described in Item 24, or otherwise, Carbiz has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

          In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          The undersigned registrant hereby undertakes that:

          (1) It will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                    (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

               (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act of 1933, the registrant will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) It will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (4) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than a registration statement relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

          In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of the filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Sarasota, State of Florida, on August 31, 2006.

CARBIZ INC.

By:	/s/ Carl Ritter
Carl Ritter, Chief Executive Officer

POWER OF ATTORNEY

          We, the undersigned directors and officers of Carbiz Inc., do hereby constitute and appoint Carl Ritter and Stan Heintz, or either of them, our true and lawful attorneys and agents, to do any and all such acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or in any of our names and in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement under the Securities Act of 1933; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form SB-2 has been signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Carl Ritter	Chief Executive Officer, Chairman and	August 31, 2006
Carl Ritter	a Director (Principal Executive Officer)

*	Chief Financial Officer and Vice	August 31, 2006
Aldo Sistilli	President Finance (Principal Financial
and Accounting Officer)

*	President, Corporate Secretary and a	August 31, 2006
Richard Lye	Director

*	Director	August 31, 2006
Ross Quigley

/s/ Stan Heintz	Chief Operating Officer and a Director	August 31, 2006
Stan Heintz

*
Theodore Popel	Director	August 31, 2006

	Director	August __, 2006
Wallace Weylie

	Director	August __, 2006
Christopher Bradbury

By : /s/ Carl Ritter
Attorney-in-fact

AUTHORIZED REPRESENTATIVE

          Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this registration statement solely in the capacity of the duly authorized representative of Carbiz Inc. in the United States on August 31, 2006.

/s/ Carl Ritter
Carl Ritter